Exhibit 10.1

AGREEMENT OF SALE

BETWEEN

NORTHEAST COMMUNITY BANK
(SELLER)

AND

MJ 1353-1355 FIRST AVENUE, LLC
(PURCHASER)

FOR PROPERTY LOCATED AT:
1353-1355 FIRST AVENUE AND THE AIR RIGHTS APPURTENANT TO
1359 FIRST AVENUE, NEW YORK, NEW YORK

Dated: December 13, 2006

AGREEMENT OF SALE

THIS AGREEMENT is made as of the 13th day of December, 2006, by and between NORTHEAST COMMUNITY BANK, formerly known as Fourth Federal Savings Bank (“Seller”), having an address at 325 Hamilton Avenue, White Plains, New York 10601 and MJ 1353-1355 FIRST AVENUE, LLC (“Purchaser”), a New York limited liability company, having an address at c/o Wellington Real Estate, Inc., 403 Fairview Avenue, Westwood, NJ 07675.

The Seller agrees to sell, assign, convey and transfer to the Purchaser the Property (hereinafter defined), and the Purchaser agrees to purchase the Property from the Seller under the terms and conditions provided in this Agreement.

ARTICLE 1. Definitions

(a)     Certain Defined Terms.

As used herein the following terms shall have the following meanings (such meanings shall be applicable to both the singular and plural forms of the terms defined):

“Agreement” shall mean this Agreement of Sale between the Seller and the Purchaser.

“Closing” shall mean the execution and delivery of all documents contemplated by this Agreement to be executed and delivered on the Closing Date, the delivery of such documents to the parties entitled thereto and the payment of the Purchase Price and all other sums required to be paid on the Closing Date in the manner required by this Agreement.
“Closing Date” is defined in Section 4.2 hereof.

“Deposit” shall have the meaning ascribed to such term in Section 3.1(a).

“Governmental Authorities” shall mean any board, bureau, commission, department or body of any municipal, county, state or federal governmental unit, or any subdivision thereof, having or acquiring jurisdiction over the Property or the management, operation, use or improvement thereof.

“Legal Requirements” shall mean all laws, ordinances, rules, regulations, orders and requirements of all Governmental Authorities relating to, or regulating, the ownership, use, operation, management, maintenance and repair of the Property, including building, fire, safety and health laws and environmental laws.

“Permitted Exceptions” shall mean, with respect to the Property (a) those exceptions listed on Exhibit A attached hereto and (b) matters of title created with the written consent of the Purchaser or accepted by Purchaser.

“Person” shall mean an individual, estate, trust, partnership, corporation, limited liability company, Governmental Authority or other legal entity.

“Personal Property” shall mean any tangible and intangible property now or hereafter owned by Seller located at the Property and used or usable in connection with the operation, management, or ownership of the Property, including, but not limited to, machinery, equipment, appliances, fixtures, any other agreements, contract rights, building names, trade names relating to the Property, plans and specifications in the possession or control of the Seller, warranties, utility contracts, telephone numbers, advertising and marketing materials, permits, approvals, plans or licenses if any, or any part thereof. “Personal Property” shall not include any of the Seller's records with respect to the operation of the existing business at the Property.

“Prorations Date” shall have the meaning given such term in Section 5.4.

“Property” shall mean collectively the Real Property and the Personal Property.

“Purchase Price” shall be TWENTY EIGHT MILLION and 00/100 ($28,000,000.00) U.S. Dollars, subject to the credits, adjustments and prorations in Section 5.4.

“Real Property” shall mean (i) the premises known as 1353-1355 First Avenue, located in the City, County and State of New York and as more particularly described in Exhibit B attached hereto, all easements, covenants and other rights appurtenant thereto and the improvements located thereon, fixtures affixed thereto and strips and gores and land lying in any street open or proposed to the center line thereof; (ii) the air rights purchased and owned by Seller and appurtenant to property located at 1359 First Avenue (340 East 73rd Street), New York, New York; and (iii) all the rights of Seller under the Zoning Lot Development Agreement (the “ZELDA”) dated July 7, 2006 among Seller and Regency East, LLC and recorded in the Office of the City Register of the City of New York on November 13, 2006 as CRFN 2006000627517.

“Title Commitment” shall mean collectively the title commitments issued by the Title Company for the Real Property.

“Title Company” shall mean Fidelity National Title Insurance Company.

(b)     Other Terms.

All defined terms used in this Agreement which are not defined in this Article 1, shall have the meaning set forth elsewhere in this Agreement.

ARTICLE 2.

2.1     Condition of Property

(a) Upon execution of this Agreement, Purchaser shall have 60 days from the date hereof to complete its due diligence inspection of the property (the “Due Diligence Period”) after which Purchaser agrees to accept the Real Property pursuant to the terms of this Agreement on the Closing Date in an absolutely “AS IS” condition except as provided for herein. If Purchaser is unsatisfied with the results of its due diligence for any reason whatsoever, Purchaser shall have the right to terminate this Agreement by giving written notice of such termination to Seller and Escrow Agent not later than the last day of the Due Diligence Period, in which event the First Deposit (as such term is hereinafter defined) shall be paid to Purchaser and thereafter neither party shall have any obligations to each other under this Agreement with the exception of those obligations that specifically survive such termination.

(b) The Purchaser shall be entitled to one (1) thirty (30) day extension of the Due Diligence Period. If Purchaser requests such extension, the First Deposit (as defined in Article 3.1) shall be nonrefundable and the Seller shall be under no obligation to refund the First Deposit to Purchaser for any reason whatsoever except for Seller’s default or inability to convey title as required under this Agreement.

(c) Purchaser hereby agrees to indemnify, defend and hold harmless Seller and its agents, from and against all claims, losses, damages and liabilities (including reasonable attorney's fees) which may arise from or grow out of such entry, inspections and tests, including, without limitation, mechanics' lien claims of any person or persons who made such tests and inspections (except any claims, losses or liabilities caused by Seller) and all injury to persons and physical damage to the Real Property caused by such tests and inspections. Purchaser's agreement to indemnify, defend and hold Seller harmless pursuant to this section shall survive the termination of this Agreement and the Closing. Seller shall reasonably cooperate with Purchaser in carrying out its inspection of the Real Property and personal property, if any, however, Seller shall not be obligated to spend any amounts to complete such Purchaser’s inspections.

(c) THE REAL PROPERTY IS SOLD AND PURCHASED IN AN ABSOLUTELY “AS IS” CONDITION WITH ALL FAULTS AND DEFECTS. PURCHASER HEREBY WAIVES, RELEASES AND RENOUNCES ALL IMPLIED AND EXPRESS WARRANTIES, STATUTORY OR OTHERWISE, INCLUDING WITHOUT LIMITATION, IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS, OR ANY CLAIM FOR ANY DIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES RESULTING THEREFROM. EXCEPT AS PROVIDED HEREIN, SELLER MAKES ABSOLUTELY NO REPRESENTATIONS OR WARRANTIES, EXPRESSED OR IMPLIED WITH RESPECT TO THE PHYSICAL CONDITION, ENVIRONMENTAL, TITLE OR ANY OTHER MATTER RELATING TO THE PREMISES. THIS AGREEMENT, AS WRITTEN, CONTAINS ALL THE TERMS OF THE AGREEMENT BETWEEN THE PARTIES, AND

PURCHASER ACKNOWLEDGES THAT SELLER (OR AN AGENT OR OTHER REPRESENTATIVE OF SELLER INCLUDING ANY PERSON REPRESENTING OR PURPORTING TO REPRESENT SELLER) HAS MADE NO REPRESENTATIONS AND HELD OUT NO INDUCEMENTS TO PURCHASER IN PURCHASING THE PREMISES.

(d) With respect to the Real Property, Purchaser acknowledges that Seller shall have no obligation after Closing to perform work to satisfy any requirements of any covenants running with land, or any zoning or other governmental laws, ordinances or requirements, or to cure any violations or to perform any other work, except as expressly set forth in this Agreement.

2.2     Title

(a) Upon the Closing, the Purchaser agrees to take title to the Real Property subject only to the Permitted Exceptions. If any title defect or defects (other than the Permitted Exceptions) arise or are discovered by Purchaser between the date of this Agreement and the Closing Date, Purchaser shall give notice of such title defect or defects to the Seller within ten (10) days after such title defect or defects arises or is discovered, whichever is later, and

(i) if the title defect or defects is not of a type described in section 2.2(b) below and can be cured, removed or eliminated by either or both the payment of money or by the posting of a bond to the Title Company’s satisfaction for an amount not to exceed $100,000 in the aggregate, Seller agrees to make such payment or post such bond or both within thirty (30) days of receiving the notice from Purchaser, in which event, the Closing shall be adjourned if necessary to a date ten (10) days after Seller has paid the money or posted the bond to remove the title defect or defects.

(ii) if the title defect or defects is not of a type described in section 2.2(b) below and can be cured, removed or eliminated only by the payment of money or by the posting of a bond in an amount of more than $100,000 in the aggregate, Seller shall have no obligation to cure or remove such title defect or defects but the Purchaser shall have the right, to be exercised in the notice to Seller, either (A) to accept the Property as it then is with a decrease in the Purchase Price not to exceed $100,000; or (B) to terminate this Agreement, whereupon the Deposit shall be returned to the Purchaser. If the Purchaser does not make an election in its notice to the Seller, it shall be deemed to have elected the option in sub-section (B).

(b) Notwithstanding any provisions contained in this section, if a title defect is in the nature of a lien or security interest created by the Seller (including, without limitation, any mortgage(s)), or arises as a result of a breach of Seller's covenant under Section 9.4 hereof, then Seller shall be obligated at Seller’s cost to cure or remove any such title defect, failing which, Seller shall be deemed to be in default hereunder.

(c) If a title defect cannot be or is not susceptible of being removed or eliminated with either or both the payment of money or the posting of a bond in any amount and did not arise out of a lien or security interest created by the Seller or as a result of a breach of Seller's covenant under Section 9.4, Seller shall have no obligation to cure the title defect and may elect to terminate this Agreement by sending notice of its election to terminate to Purchaser within fifteen (15) days of Seller's receipt of notice of such title defect and unless Purchaser, in its sole discretion, within fifteen (15) days of receiving such notice of termination, then agrees by sending written notice to the Seller to accept title subject to the title defect or defects in question. In the event the Purchaser does not elect to accept title subject to the title defect or defects in question without a reduction in the Purchase Price, the termination notice from the Seller shall be effective at the end of such fifteen (15) day period and this Agreement shall be deemed terminated, the Deposit shall be returned to the Purchaser and all parties hereto released from all obligations hereunder except as to those obligations arising under those Sections that expressly survive the termination of this Agreement. Notwithstanding, Seller will remove any title defects that can reasonable be removed by signing a title document as long as it does not impose any additional liability upon the Seller.

2.3     Survival.

This Article 2 shall survive the termination of this Agreement and the Closing.

ARTICLE 3. Deposits.

3.1     Deposits.

(a) Upon the execution of this Agreement, Purchaser shall deposit with LAZARE POTTER GIACOVAS & KRANJAC LLP (“Escrow Agent”) the sum of TWO HUNDRED THOUSAND DOLLARS and 00/100 ($200,000.00) US Dollars by check or wire transfer of same-day funds, subject to collection, which shall be held by the Escrow Agent in an interest bearing escrow account (such deposit together with the interest earned thereon is referred to herein as the “First Deposit”) in accordance with this Agreement and the escrow agreement annexed hereto as Exhibit C (the “Escrow Agreement”). Purchaser shall also deposit at the end of the Due Diligence Period (as the same may be extended pursuant to Article 2.1(b)) the sum of EIGHT HUNDRED THOUSAND DOLLARS and 00/100 ($800,000.00) US Dollars by check or wire transfer of same-day funds, subject to collection, which shall be held by the Escrow Agent pursuant to the Escrow Agreement (such deposit together with the interest earned thereon is referred to herein as the “Second Deposit” which combined with the “First Deposit” shall herein after be referred to as the “Deposit”). In the event a check is delivered to the Escrow Agent for the Deposit and said check shall fail collection in due course, Seller, at its option, may declare this Agreement null, void and of no further effect and may pursue its remedies against Purchaser upon said check or in any other manner permitted by law. At the Closing, the Purchaser shall receive a credit in the amount of the Deposit against the Purchase Price. The Deposit (to the extent paid) and all accrued interest thereon are non-refundable except as otherwise specifically provided herein including, without limitation, pursuant to section 2.1(a) hereof.

ARTICLE 4. Purchase and Sale; Closing

4.1     Purchase and Sale.

On the Closing Date, subject to the terms and conditions set forth in this Agreement, the Seller agrees to sell the Real Property and the Personal Property to the Purchaser, and the Purchaser agrees to purchase the Real Property and the Personal Property from the Seller for the Purchase Price. Subject to the provisions of Section 2.2, the Seller shall sell, convey, transfer or assign and the Purchaser shall purchase and accept title to the Real Property free and clear of all liens, encumbrances, easements, covenants, conditions, leases, occupancy agreements and other matters affecting title, except the Permitted Exceptions. The Purchase Price is for the Real Property and no portion is attributable to the Personal Property. The Personal Property shall not be purchased if the Real Property is not purchased.

4.2     Place and Time of Closing.

Upon satisfaction of the conditions precedent set forth in Article 5, the Closing shall occur on the date that is sixty (60) days after the expiration of the Due Diligence Period at the office of Purchaser’s Lender or, if not applicable, at the office of the Seller’s attorney (the “Closing Date”) TIME IS OF THE ESSENCE AS TO THE CLOSING DATE provided, however, that Purchaser may (i) designate an earlier Closing Date on seven (7) days prior written notice to the Seller and the Title Company or (ii) adjourn the Closing Date for up to ten (10) days upon written notice to the Seller and the Title Company. On the Closing Date, all monies due to be paid hereunder shall be paid by wire transfer or certified/bank check and all instruments due to be made, executed and delivered shall be made, executed and delivered by the respective parties, each to the other as herein provided.

ARTICLE 5. Seller's and Purchaser's Covenants and Deliveries and Conditions to Seller's and Purchaser's Agreement to Close.

5.1     Covenants and Contracts and Deliveries.

5.1 A.         Seller's Covenants and Contracts and Deliveries

(a) The Seller agrees to deliver to the Purchaser or its representatives an executed and acknowledged Bargain and Sale Deed With Covenants in the form attached hereto as Exhibit D.

(b) Seller agrees to deliver on the Closing Date to the Purchaser or its representatives the documents and items described in Sections 5.2A(d). Seller also agrees to deliver the certificate required under Section 5.2A(a); provided however, the delivery of a certificate which indicates breaches of representations or warranties or changes, variations or differences of representations or warranties from those set forth in this Agreement as of the date of this Agreement shall constitute, to the extent set forth in Section 5.2(A)(a), the non-fulfillment of a condition to Purchaser's obligation to close and not a default by Seller. If any of the representations or warranties set forth in this Agreement are proven to be untrue by Seller when made, or if Seller causes any of the representation or warranties set forth in this Agreement to become untrue, then Seller shall be deemed to be in default under this Agreement.

5.1 B.          Purchaser's Covenants and Contracts and Deliveries.

(a) Purchaser's Documents. Purchaser agrees to deliver to the Seller or its representatives the following documents on the Closing Date (the “Purchaser's Documents”):

The Purchaser's filed articles of organization, resolutions authorizing the transactions contemplated hereby, members certificate and good standing certificate dated no earlier than thirty (30) days prior to Closing.

(b) Purchaser's Covenants. Purchaser covenants and agrees:

(i) to pay a portion of the Purchase Price on the Closing Date in the amount of TEN MILLION AND 00/100 ($10,000,000.00) US Dollars by wire transfer or official, bank or certified check of same day funds. The $18,000,000.00 remaining balance of the Purchase Price shall be due and payable pursuant to a promissory note to be signed by Purchaser and Seller and which promissory note is attached hereto as Exhibit E (the “Promissory Note”) the terms of which are incorporated herein by reference; and

(ii) As security for Purchaser’s performance of the Promissory Note, Purchaser shall execute and provide Seller with a Purchase Money Real Estate Mortgage, Assignment, and Security Agreement, which is attached hereto as Exhibit F (the “Security Agreement”), the terms of which are incorporated herein by reference; and

(iii) to deliver the documents and make any payments required under Sections 5.2B (a), (b), (d), and (e) hereof.

5.2 A.         Conditions Precedent to Purchaser's Obligation to Close.

The following shall be conditions precedent to the obligations of Purchaser to purchase the Real Property and are for the benefit of Purchaser but may be waived by Purchaser in whole or in part in its sole discretion:

(a) Representations and Warranties True. Purchaser shall have received a certificate from the Seller to the effect that the representations and warranties made by Seller in Article 6 shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as if such representations and warranties had been made on and as of such date or, subject to the last sentence of section 5.1(A)(b), Purchaser may cancel this Agreement and the amount of the Deposit given to the Seller at that point in time will be refunded to the Purchaser.

(b) Seller's Performance. The Seller shall have performed all covenants and obligations required by this Agreement to be performed by it on or before the Closing Date.

(c) Title to Real Property. Purchaser shall receive at closing an owner's ALTA title policy if required by Purchaser, in which event such ALTA title policy shall be at Purchaser's expense (the “Title Policy”) in an amount equal to the Purchase Price, dated the Closing Date, insuring, at standard rates, Purchaser's fee simple title to the Real Property free and clear of all exceptions, liens and encumbrances except for standard printed exceptions (other than the standard exceptions for mechanic liens, surveys and tenants in possession) in the Title Commitment (applicable to Extended Coverage and as modified in the Title Commitment) and the Permitted Exceptions, with the endorsements described in the Title Commitment.

(d) The Property shall be vacant and free of all occupants at the Closing. Purchaser and Seller shall enter into a Lease Agreement at Closing for Seller to become a tenant of the first floor of the Property after construction is completed by the Purchaser pursuant to the terms of the Lease attached hereto as Exhibit G.

(d) Documents. The receipt and possession by Purchaser of the following:

(i) Seller's Organizational Documents. Seller's filed articles of organization, consent authorizing the transactions contemplated hereby and good standing certificate dated no earlier than thirty (30) days prior to Closing.

(ii) No Foreign Person. An affidavit, under penalty of perjury, indicating Seller's United States taxpayer identification numbers and stating that Seller is not a foreign person, which affidavit shall be in the form attached as Exhibit H.

(iii) Seller's Affidavit of Title. An Affidavit of Title, provided by the Title Company and reasonably acceptable to the Seller, executed by an officer of the Seller.

(iv) Permits, Plans, Warranties and Licenses. Seller shall assign to Purchaser any and all permits, plans, licenses or warranties in connection with the Property, if applicable.

(v) All required real property transfer tax returns and bank check(s) from Seller to the order of the appropriate tax collecting agency or official in the amount of all real property transfer taxes payable by reason of or in connection with the sale of the Property by Seller to Purchaser.

(vi) An assignment of the ZELDA and all of Seller’s right, title and interest thereunder from and after the Closing Date in the form of Exhibit I attached hereto.

(iv) Other Documents. Any other document (i) required by this Agreement to be delivered by Seller, (ii) reasonably required by the Title Company, which do not require the expenditure of any funds or the incurrence of any obligations beyond those contained in this Agreement, or (iii) otherwise reasonably necessary to consummate the transactions contemplated hereby and in form reasonably acceptable to Purchaser and Purchaser's counsel on, at or before the Closing; provided, however, that any request hereunder shall be made on a timely basis, so that Seller shall have a reasonable period of time to satisfy such request.

5.2 B. Conditions Precedent to Seller's Obligations to Close.

The following shall be conditions precedent to the obligation of Seller to sell the Property and are for the benefit of the Seller and may be waived by Seller in whole or in part in its sole discretion:

(a) Purchase Price. The Seller shall have received and be in possession of that portion of the Purchase Price as indicated in section 5.1B(b)(i).

(b) Purchaser's Representations and Warranties True. The Seller shall have received a certificate from the Purchaser to the effect that representations and warranties made by the Purchaser in Article 7 are true and correct in all material respects as of the Closing Date with the same force and effect as though such representations and warranties had been made on and as of such date.

(c) Purchaser's Performance. The Purchaser shall have performed all material obligations required by this Agreement to be performed by it on or before the Closing Date.

(d) Purchaser's Documents. The receipt and possession by Seller of copies of Purchaser’s certificate of incorporation, resolutions authorizing the transactions contemplated hereby and good standing certificate dated no earlier than thirty (30) days prior to Closing.

(e) Other Documents. The receipt and possession by Seller of all other documents (i) required by this Agreement to be delivered by Purchaser, (ii) reasonably required by the Title Company, which do not require the expenditure of any funds or the incurrence of any obligation beyond that contained in this Agreement, and (iii) otherwise reasonably necessary to consummate the transaction contemplated hereby and in form reasonably satisfactory to Seller and Seller's counsel on, at or before the Closing; provided, however, that any request hereunder shall be made on a timely basis so that Purchaser shall have a reasonable period of time to satisfy such request.

5.3     Closing Costs.

(a) The following closing costs shall be borne by the Purchaser:

(i) the charges for preparation of the Title Commitment;

(ii) any survey fees necessary to have a survey certified to the Purchaser and the Title Company and to have the standard printed survey exception to the Title Commitment deleted;

(iii) title insurance premiums for the Purchaser's and owner's mortgagee standard title insurance policy subject only to the Permitted Exceptions; and

(iv) all recording fees and costs (including all fees and costs associated with the recording of any mortgage), except those required to clear title defects.

(b) At the Closing, Seller and Purchaser shall execute, acknowledge, deliver and timely file all such returns as may be necessary to comply with Article 31 of the Tax Law of the State of New York and the regulations applicable thereto, as the same may be amended from time to time (the “RET”) and the New York City Real Property Transfer Tax (Admin. Code Article 21) and the regulations applicable thereto, as the same may be amended from time to time (the “RPT”). On the Closing Date, Seller shall pay to the appropriate party the amounts payable under the RET and RPT.

(c) All other expenses and charges associated with the Closing, including attorneys' fees, consulting fees, other due diligence expenses, the cost of all opinions, certificates, instruments, documents and papers which are required to be delivered by any party, and cost of all performances by that party, and all other expenses or charges not included in Section 5.3(a) and (b) shall be paid by the party incurring such expenses. The terms of this Section 5.3 shall survive the Closing.

5.4     Adjustments and Prorations.

The following shall be adjusted and prorated in cash at Closing as of 11:59 p.m. on the day preceding the Closing Date (the “Prorations Date”):

(i) any rents, revenues and other income generated from the Property;

(ii) any proceeds of loss of rents or business interruption insurance shall be prorated in the same manner as the rents or receipts insured thereby;

(iii) real estate taxes, special assessments, personal property taxes and payments due in respect of the Real Property payable in the year in which this transaction closes;

(iv) all other costs, expenses, charges and fees relating to the ownership, management, operation, maintenance and repair of the Property, including electricity, gas, water, sewer charges, fuel, waste collection and removal, telephone and other public utilities. It shall be assumed that the utility charges were incurred uniformly during the routine billing period in which the Closing occurs. If bills for the applicable period are unavailable, the amounts of such charges will be estimated based upon the latest known bills. Notwithstanding the foregoing, to the extent possible, meters will be read as of the Proration Date and bills rendered to the Seller as of that date.

Seller shall pay any of the foregoing which are due and payable prior to the Proration Date and Seller shall pay or cause to be paid at Closing any delinquent real estate taxes and any special and supplemental real estate assessments.

5.5     Reproration and Post-Closing Adjustments.

(a) In the event that any adjustments or prorations cannot be apportioned or adjusted at Closing by reason of the fact that final or liquidated amounts have not been ascertained, or are not available as of such date, or are payable pursuant to Article 8, the parties hereto agree to apportion or adjust such items on the basis of their best estimates of the amounts at Closing and to reprorate any and all of such amounts promptly when the final or liquidated amounts are ascertained, and a statement to this effect shall be set forth in the closing statement. In the event of any omission or mathematical error on the closing statement, or if the prorations, apportionments and computations shall prove to be incorrect for any reason, the same shall be promptly adjusted when determined and the appropriate party paid and monies owed, provided the request is made in writing within one (1) year after Closing, and a reference to this section shall be set forth in such request statement.

(b) The provisions of this Section 5.5 shall survive the Closing.

5.6     Statement Prior to Closing.

The prorations and payments to be made at Closing under the provisions of Sections 5.4 and 5.5 shall be made on the basis of a written statement or statements delivered together with supporting information reasonably necessary for Purchaser to evaluate such statements and to determine the accuracy thereof, to Purchaser by Seller or its agent not less than three (3) days prior to the Closing Date, and approved by Purchaser, such approval not to be unreasonably withheld or delayed.

ARTICLE 6. Seller's Representations and Warranties

6.1     Seller represents and warrants to Purchaser as of the date hereof as follows:

(a) Organization

Seller is a federal savings bank duly organized under the laws of the United States.

(b) Power and Authority

Seller has full legal power, right and authority to execute, deliver and carry out its obligations under this Agreement and has taken all necessary action to authorize the execution, delivery and performance of this Agreement. The instruments Seller has agreed to deliver pursuant hereto and this Agreement constitute legal, valid and binding obligations of Seller enforceable in accordance with their respective terms. No further consent of any member, governmental authority or other person is required and the individual executing this Agreement and instruments to be delivered pursuant hereto has been duly authorized to do so.

(c) Litigation

There are no actions, suits or proceedings pending, affecting or, to the best of Seller's knowledge, threatened against Seller or the Property at law or equity, or before any federal, state or municipal governmental or quasi-governmental department, commission, board, bureau, authority, official, agency or instrumentality, which would affect Seller's ability to consummate the transactions contemplated by this Agreement or affect the Property or affect Purchaser.

(d) Brokers Sale

Seller has not employed or retained or, consulted or dealt with any real estate broker, salesman, advisor, or consultant in connection with the sale and purchase contemplated by this Agreement.

(e) To the best of Seller’s knowledge, there are currently no condemnation or eminent domain proceedings involving the Property.

(f) There are no contracts or leases affecting the Property that would be binding upon Purchaser after the Closing and any existing contracts or leases will be terminated prior to Closing.

(g) There are no employees of Seller at the Property and no union contracts or notices from any union affecting employment at the Property.

(h) There are no pending certiorari proceedings to reduce the assessed valuation of the Property.

(i) There are no brokerage commissions due in connection with any rental of any space at the Property.

(m) All of Seller’s rights and benefits to the air rights and under the ZELDA are in effect and are assignable to Purchaser.

(n) Other Contracts

The execution, delivery and performance of this Agreement by Seller in accordance with its terms, will not violate, conflict with or result in the breach of the articles of incorporation or by-laws of Seller or any other agreement or any law, regulation, contract, agreement, commitment, order, judgment or decree to which Seller is a party or by which it may be bound or which the Property is subject.

ARTICLE 7. Purchaser's Representations and Warranties

7.1 Purchaser represents and warrants to Seller as of the date hereof as follows:

(a) Organization

Purchaser is a corporation duly formed and validly existing under the laws of the State of New Jersey.

(b) Power and Authority

Purchaser has full power and authority to execute, deliver and carry out its obligations under the terms and provisions of this Agreement and has taken all necessary action to authorize the execution, delivery and performance of this Agreement. This Agreement constitutes the legal, valid and binding obligation of Purchaser enforceable in accordance with its terms. No further consent of any member, governmental entity or other person is required and the individual executing this Agreement and the instruments to be delivered by Purchaser pursuant to the Agreement have been duly authorized to do so.

(c) Litigation

To the knowledge of Purchaser, there are no actions, suits or proceedings pending or threatened against Purchaser which would affect Purchaser's ability to consummate the transaction contemplated by this Agreement.

(d) Other Contracts

The execution, delivery and performance of this Agreement by Purchaser in accordance with its terms, will not violate, conflict with or result in the breach of any of the articles of incorporation or by-laws of Purchaser, any other agreement or any law, regulation, contract, agreement, commitment, order, judgment or decree to which Purchaser is a party or by which it may be bound.

(e) Brokers-Sale

Purchaser has not employed or retained or, consulted or dealt with any real estate broker, salesman, advisor, or consultant in connection with the sale and purchase contemplated by this Agreement.

(f) Investigation

Purchaser has, or will have during the Due Diligence Period, had the opportunity to independently inspect and to take any other action deemed necessary or appropriate by Purchaser to evaluate and become fully acquainted with the Real Property and to decide to purchase the Real Property. Purchaser expressly acknowledges that, except as expressly provided in this Agreement and in the documents and instruments to be executed by Seller pursuant hereto, neither Seller nor any agent or representative of Seller has made, and Seller is not liable for or bound by in any manner by, any express or implied warranties, guaranties, promises, statements, inducements, representations, or information pertaining to Real Property.

ARTICLE 8. Insurance, Casualty and Condemnation

8.1     Maintenance of Insurance.

Seller shall maintain or cause to be maintained its insurance policies for the Real Property in full force and effect until the Closing. Seller assumes the risk of loss in and to the Real Property until the Closing, after which such risk shall be borne by the Purchaser.

8.2     Notice of Casualty or Condemnation.

If the Real Property, or any part thereof, shall be damaged or destroyed by fire or other casualty prior to the Closing Date (the “Casualty”), Seller shall promptly notify Purchaser thereof (“Casualty Notice”). If the Real Property, or any part thereof, shall be taken or condemned or Seller shall receive notice or be informed of any threatened condemnation prior to the Closing Date, Seller shall promptly notify Purchaser thereof (“Condemnation Notice”).

8.3     Casualty Repaired or Temporary Condemnation before Closing.

Seller shall be entitled to the proceeds of any insurance claims relating to damages repaired prior to the Closing Date and the proceeds of any condemnation proceeding relating to any temporary taking which relates to any period prior to the Closing Date. If the payment of such proceeds is received by the Seller, the proceeds shall be retained by Seller. If such proceeds shall not have been paid to the Seller by the Closing Date, Purchaser shall pay over as a post-closing adjustment under Section 5.5 the amount of such proceeds to Seller promptly after the Purchaser receives them. In either case, there shall be no set-off or reduction to the Purchase Price by reason of such payment or claim for such proceeds.

8.4     Absence of Major Unrepaired Damage

At the time of Closing, and as a condition precedent to the obligation of the Purchaser to purchase the Real Property pursuant to this Agreement, there shall be no unrepaired damage caused by Casualty to any portion of the Property the estimated cost of repair of which is more than $250,000. Purchaser retains the right to waive this condition.

8.5     Effect of Unrepaired Damage.

(a) If (i) any portion of the Real Property is damaged by Casualty after the date of this Agreement and is not repaired and restored substantially to its original condition prior to Closing, and (ii) the estimated cost of repairs is $250,000 or less and the estimated time to repair is less than sixty (60) days, the Purchaser shall be required to purchase the Real Property in accordance with the terms of this Agreement and, at Closing, the Seller shall assign to the Purchaser all insurance claims and proceeds with respect thereto (other than claims and proceeds for rent loss insurance with respect to rent payable before the Closing) and shall pay or credit to the Purchaser the amount of any deductible or uninsured loss with respect to such Casualty;

(b) If the estimated cost of repairing such damage is more than $250,000 or the estimated time to repair is more than sixty (60) days, the Purchaser may, at its sole option: (i) terminate this Agreement, in which case the Escrow Agent shall return the Deposit to the Purchaser and no party shall have any further liability or obligation to any other party under this Agreement except under those sections of the Agreement which survive the termination of this Agreement; or (ii) elect to proceed with the Closing, in which case the Seller shall assign to the Purchaser all insurance claims and proceeds (other than claims and proceeds for rent loss insurance with respect to rent payable and relating to a period before the Closing) with respect to such damage and shall pay or credit to the Purchaser the amount of any deductible or uninsured loss (up to $250,000) with respect to such Casualty; and

(c) If a Casualty to any part of the Property has occurred and Purchaser is required or elects to complete the purchase of the Property, the Seller shall cooperate with the Purchaser in prosecuting all insurance claims assigned to the Purchaser at Closing.

(d) Unless Seller, reasonably deems repairs or restoration necessary, Seller shall not perform any repairs or restoration unless approved by Purchaser.

The Purchaser and Seller agree that, notwithstanding the preceding provisions, in the event an uninsured loss exceeds $250,000, the Seller may elect to cancel this Agreement unless Purchaser, by sending a notice to Seller within fifteen (15) days of receiving such a notice from Seller, elects to close the purchase contemplated by this Agreement, with a reduction of the Purchase Price limited to the amount of $250,000, notwithstanding the actual amount of the uninsured loss.

8.6     Estimate of Costs.

For purposes of Section 8.5, an architect selected by the Seller and approved in writing by the Purchaser (such approval not to be unreasonably withheld, delayed or conditioned), shall determine the estimated costs and time to repair damage caused by fire or other casualty.

8.7     Condemnation.

(a) Material Permanent Condemnation.

In the event that a permanent public condemnation, eminent domain or other taking proceeding shall be completed, commenced or threatened in writing against the Real Property or a material portion (such taking shall be material if the result shall be a significant reduction in the amount of buildable square feet or access to the Property) of the Real Property either party may terminate this Agreement by giving a notice of termination to the non-terminating party within 10 days after delivery to Purchaser of the Condemnation Notice, provided however, that notwithstanding any such condemnation, the Purchaser may elect by giving notice to Seller within such 10 day period to consummate the purchase contemplated by this Agreement, without abatement or reduction of the Purchase Price. If Purchaser shall so elect to consummate the purchase contemplated by this Agreement, all condemnation awards shall be paid to Purchaser.

(b) Non-Material Permanent Condemnation.

In the event of a permanent public condemnation, eminent domain or other taking proceeding of a portion of the Real Property which is not described in Section 8.7(a), Purchaser shall complete the sale without any adjustment to the Purchase Price or other compensation for such condemnation except that any proceeds received by the Seller before Closing on account thereof shall be paid over to Purchaser at Closing as a Closing adjustment, and Seller shall transfer and assign to Purchaser at Closing all of Seller's rights and interests in and to such award and proceeds and any proceeds received by the Seller whether before or after Closing on account thereof shall be paid over to Purchaser as a Post-Closing adjustment under Section 5.5.

ARTICLE 9.  Rights and Obligations Pending Closing

Between the date of this Agreement and the Closing:

9.1     Contracts and Leases.

Except as otherwise provided in this Article 9, from and after the date hereof, Seller shall not enter into any new contract or lease other than in the ordinary course of business, without Purchaser's prior written consent; provided, however, that without Purchaser's consent Seller for cause may (a) terminate any Contract for any material default thereunder or (b) enter into a new agreement which replaces an existing agreement, provided that such new agreement, is on substantially the same terms as the agreement being replaced with the same or shorter period for termination thereto (but in any event any replacement agreement shall permit termination by the then owner of the Property without penalty on not more than 5 days notice, provided all leases and contracts are terminated prior to Closing) and provided further that Seller promptly notifies Purchaser upon terminating any agreement or entering into any new agreement as aforesaid.

9.2     Operation.

(a) Seller, at its expense, shall cause the Real Property to be operated and maintained consistent with the past practices of Seller and in accordance with a standard of diligence and care consistent with the past practice of Seller and maintained (including making all necessary routine repairs and replacements arising after the date hereof) in substantially the same condition as it was on the date of full execution hereof, reasonable wear and tear, loss by casualty and/or condemnation excepted (subject to Article 8) and shall advise Purchaser of all decisions materially affecting the Real Property. Seller will not unreasonably defer any routine or normal maintenance of the Real Property and will not and shall have no obligation to make any Major Repair or Alteration. For the purposes of this Agreement, a “Major Repair or Alteration” shall be a repair or repairs or an alteration or alterations having a cost individually or in the aggregate of $75,000 or more. Seller shall maintain or cause to be maintained the Licenses in full force and effect until the Closing. Except as otherwise provided in this Article 9 and otherwise at the Seller's invitation, Purchaser shall have no right to participate in the management or operation of the Real Property prior to Closing.

(b) In the event between the date of this Agreement and the Closing Date, a Major Repair or Alteration is required, Seller shall notify Purchaser of the Major Repair or Alteration and the estimated cost thereof and Purchaser shall have the right, to be exercised in writing within ten (10) days of the delivery of the notice from the Seller either, to (i) close the purchase of the Real Property in accordance with this Agreement, or (ii) cancel this Agreement and receive a return of the Deposit. In the event Purchaser fails to respond to a notice from Seller within ten (10) days of delivery, Purchaser shall be deemed to elect alternative (i).

9.3     Legal Compliance.

Unless disclosed to Purchaser, Seller shall use commercially reasonable efforts to comply with all notices of non-compliance with federal, state, county and municipal laws, ordinances, and regulations issued by Governmental Authorities relating to the Real Property delivered to the Seller on or before the Closing, copies of which shall be promptly delivered to Purchaser, subject, however, to good faith contests thereof. Seller shall keep Purchaser informed of and, promptly after receipt thereof, send Purchaser copies of all notices of non-compliance received on or before the Closing and of such contests. In the event Seller is unable to comply with any notice of non-compliance by the Closing Date, Purchaser may elect either (a) to close the purchase of the Real Property notwithstanding the non-compliance without a reduction of the Purchase Price or (b) to cancel the Agreement and receive a return of the Deposit.

9.4     No Conveyance.

Seller shall not (a) sell, assign, convey (absolutely or as security), grant a security interest in, or otherwise encumber or dispose of, the Real Property or Personal Property or any portion thereof or any interest or estate therein, (b) subject the Real Property to any liens, encumbrances, covenants, conditions, easements, rights or similar matters not in effect on the date hereof, or (c) enter into or negotiate with any party for the purpose of entering into any agreement to sell, assign, convey (absolutely or as security), grant a security interest in, or otherwise encumber or dispose of, the Real Property or Personal Property or any portion or any interest or estate therein, without the prior written consent of the Purchaser, which consent may be withheld by Purchaser without cause.

9.5     Mortgage Contingency.

(a) It is agreed that Purchaser shall within thirty (30) days from the expiration of the Due Diligence Period obtain a commitment from one or more lending institutions (collectively, the “First Lender”) for acquisition and construction loans (collectively, the “Mortgage Loan”) in the estimated principal amount of $30,000,000.00 for a maximum period of thirty (30) years, with interest not to exceed the higher of the present prevailing rate of interest for commercial mortgage loans or the prevailing rate of interest at the time of Closing. Purchaser further agrees to promptly furnish all credit information required by the First Lender and any other proper authority where required, to render truthful and accurate statements to the First Lender and to execute all necessary papers and documents necessary for the procurement of the Mortgage Loan in a timely fashion. It is understood and agreed that all costs, fees and financing charges relating to the Mortgage Loan shall be paid by Purchaser. The Purchaser shall deliver to Seller, upon its request, copies of any correspondence from the First Lender relating to the status of Purchaser's Mortgage Loan application. In the event that Purchaser fails to obtain a commitment for the Mortgage Loan within thirty (30) days from the expiration of the Due Diligence Period, this Agreement may be terminated by Purchaser upon notification in writing to the other party provided that Purchaser's right to terminate this Agreement shall be subject to: (i) the diligent compliance by Purchaser of its obligations herein to apply for the Mortgage Loan and provide any information or documentation requested by the First Lender; and (ii) receipt by Seller of Purchaser's termination notice within five (5) days after the end of the thirty (30) day period following the expiration of the Due Diligence Period as provided herein for Purchaser to obtain the Mortgage Loan. Purchaser's failure (or election not) to give such notice of termination shall be deemed a conclusive waiver of such right to terminate. Upon such termination this Agreement shall be null and, void and Purchaser shall be entitled to a refund of all sums paid on account of the purchase price, except as set forth in Article 2.1(b). Purchaser agrees to forward to Seller a copy of any commitment it receives from the First Lender which has agreed to make the Mortgage Loan.

(b) Upon request of the First Lender, the Security Agreement from Purchaser to Seller shall be subordinate to the Mortgage Loan and all amendments, modifications, consolidations, spreaders, and extensions thereof and to all advances thereunder. Notwithstanding the foregoing, if the First Lender does not permit Seller to have the Security Agreement recorded against the Property to secure any future payments of the Purchase Price or portions thereof, then Purchaser shall provide Seller with a first priority pledge and security interest in all direct and indirect interests of Purchaser. In addition, Seller shall execute and deliver an intercreditor agreement in a form reasonably satisfactory to Seller, which (i) provides Seller with notice and cure periods with respect to all defaults under the Mortgage Loan, (ii) gives Seller the right to commence an enforcement action against the Collateral without causing a default under the Mortgage Loan, (iii) gives Seller the option to become the borrower under the Mortgage Loan, and (iv) provides that Seller may only commence a foreclosure of the Security Agreement with the prior written consent of First Lender and subject to the terms and conditions of a subordination agreement to be executed and delivered by Seller to the First Lender.

ARTICLE 10. Continuing Obligations.

10.1    Further Assurances.

(a) After the Closing Date, Seller and Purchaser shall cooperate with one another at reasonable times and on reasonable conditions and shall execute and deliver such instruments and documents as may be reasonably necessary in order fully to carry out the intent and purpose of the transactions contemplated hereby.

(b) After the Closing, Seller agrees to cooperate with Purchaser and to provide Purchaser with such information as Purchaser may reasonably request relating to rent, expenses and other charges or financial matters relating to the Real Property, provided, however, Seller shall have no obligation to incur any liability or expense in connection with any of the foregoing.

(c) At Closing, Purchaser and Seller shall enter into a Lease Agreement for Seller to become a Tenant at the Premises pursuant to the provisions of the Lease attached hereto as Exhibit G, the terms of which are incorporated herein by reference. This provision shall survive the Closing and transfer of the Deed.

10.2     Survival.
Notwithstanding anything in this Agreement to the contrary, only those Sections of this Agreement which expressly state that they shall survive either or both of the termination of this Agreement and the Closing shall survive the termination of this Agreement and the Closing.

ARTICLE 11. Defaults and Termination; Remedies.

(a) Defaults by Purchaser and Termination by Seller.

In the event Purchaser shall fail to perform its obligations hereunder on the Closing Date and all conditions to such performance have then been satisfied, Seller shall have as its remedies the right to terminate this Agreement and to retain (by notifying the Escrow Agent) the entire Deposit as damages and not as a penalty and Seller shall have such other remedies available to it at law or in equity, including, but not limited to, specific performance.

(b) Termination by Purchaser-Seller Default.

In the event of a default of Seller under this Agreement (which default shall include, without limitation, if Seller has sold, transferred, conveyed, assigned or leased all or substantially all of the Real Property, except in accordance with this Agreement, or failed to perform any of its obligations under this Agreement), Purchaser's remedy shall be, at Purchaser’s option, either (1) to terminate the Agreement and to obtain the return of the Deposit, or (2) to obtain specific performance of this Agreement, or (3) to pursue any and all other remedies available to Purchaser at law or in equity including, without limitation, the right to recover all actual damages and out-of-pocket costs and expenses incurred by Purchaser that are caused by and are attributable to Seller's default; provided however, Purchaser's remedies shall in all events be limited by the provisions of Section 12.13 hereof.

(c) Termination of Agreement by Purchaser-No Default.
The Purchaser shall be entitled to a return of the Deposit (to the extent paid) (1) upon the termination of this Agreement by Seller pursuant to Sections 8.5 or 8.7 hereof, (2) upon a termination of this Agreement by the Purchaser pursuant to Sections 2.1(a), 8.5 or 8.7 hereof, (3) upon a termination of this Agreement by Purchaser pursuant to Section 11(b) hereof, (4) if any condition to Purchaser's obligation to close is not satisfied or (5) if this Agreement is terminated or the purchase and sale is not closed for a reason other than a default under or breach of this Agreement by Purchaser.

(d) Post-Termination Rights and Obligations.

Upon the termination of this Agreement, neither party shall have any further rights or obligations, except those rights and obligations arising under any Sections of this Agreement which expressly survive termination of this Agreement. In the event this Agreement shall be terminated by either party in accordance with the terms hereof, either party shall, at the request of the other, execute and deliver an agreement in form reasonably satisfactory to the party terminating the Agreement and its attorney evidencing such termination.

(e) Survival.

Section 11 shall survive the Closing and/or the termination of the Agreement.

ARTICLE 12. Miscellaneous.

12.1     Exhibits.

The Exhibits referred to herein and attached hereto are hereby made a part hereof as fully as if set forth in the text of this Agreement.

12.2     Assignments.

This Agreement may not be assigned by the Purchaser without the prior written consent of Seller. Purchaser may assign this Agreement to an entity or affiliate of the Purchaser without consent and only notice as long as such entity is controlled and managed by John Johnson or any entity controlled and managed by John Johnson. Subject to the foregoing, this Agreement shall inure to the benefit of and be binding upon the successors and assigns of the parties.

12.3     Governing Law.

This Agreement shall be governed and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of law.

12.4     Headings.

Headings and captions at the beginning of each numbered section and articles of this Agreement are solely for the reference of the parties and are not a part of or to affect the interpretation of this Agreement.

12.5     Attorney’s Fees.

In the event of any litigation arising out of a breach or claimed breach of this Agreement, the prevailing party shall be entitled to recover all costs and expenses incurred, including reasonable attorneys' fees and expenses. References to “reasonable attorneys fees” herein shall be deemed to include all such fees in connection with litigation, including any trial, appeal and post-trial proceeding, whether or not so stated in a particular instance.

12.6     Multiple Counterparts.

This Agreement may be executed in any number of counterparts and it shall not be necessary that each party to this Agreement execute each counterpart. Each counterpart so executed (or, if all parties do not sign on the same counterpart, each group of counterparts signed by all parties) shall be deemed to be an original, but all such counterparts together shall constitute one and the same instrument. In making proof of this Agreement, it shall not be necessary to account for more than one counterpart or group of counterparts signed by all parties.

12.7     Interpretation.

This Agreement shall be construed without regard to any presumption or other rule requiring construction against the party causing this Agreement to be drafted. If any words or phrases in this Agreement shall have been stricken out or otherwise eliminated (whether or not any other words or phrases have been added) and initialed by the party in favor of which such words or phrases are construed, this Agreement shall be construed as if the words or phrases so stricken out or otherwise eliminated were never included in this Agreement and no implication or inference shall be drawn from the fact that such words or phrases were so stricken out or otherwise eliminated. If any provision of this Agreement shall not be enforceable or shall be determined by any court to be invalid, all other provisions of this Agreement shall be unaffected thereby and shall remain in full force and effect. All terms and words used in this Agreement, regardless of the number or gender in which they are used, shall be deemed to include any other number and any other gender as the context may require.

12.8     Amendment.

This Agreement can be modified, amended, changed, or rescinded only by a writing expressly referring to this Agreement and signed by all of the parties.

12.9     Notices.

(a) Manner of Giving Notice.

Each notice, request, demand, consent, approval or other communication (hereafter in this Section referred to collectively as “notices” and referred to singly as a “notice”) which the Seller or the Purchaser is required or permitted to give to the other party pursuant to this Agreement shall be in writing and shall be deemed to have been duly and sufficiently given if
(i) personally delivered with proof of delivery thereof (any notice so delivered shall be deemed to have been received at the time so delivered),

(ii) sent by Federal Express (or other similar overnight courier) designating early morning delivery (any notice so delivered shall be deemed to have been received on the next Business Day following receipt by the courier),

(iii) sent by United States registered or certified mail, return receipt requested, postage prepaid, at a post office regularly maintained by the United States Postal Service (any notice so sent shall be deemed to have been received two days after mailing in the United States), or

(iv) sent by telecopier or facsimile machine which automatically generates a transmission report that states the date and time of the transmission, the length of the document transmitted and the telephone number of the recipient's telecopier or facsimile machine (with a copy thereof sent in accordance with paragraph (1), (2) or (3) above) (any notice so delivered shall be deemed to have been received (i) on the date of transmission, if so transmitted before 12:00 midnight (local time of the sender) on a Business Day, or (ii) on the next Business Day, if so transmitted on or after 12:00 midnight (local time of the sender) on a Business Day or if transmitted on a day other than a Business Day), addressed to the parties at their respective addresses designated pursuant to subsection (b).

(b) Addresses for Notices.

All notices shall be addressed to the parties at the following addresses:

Seller:

NORTHEAST COMMUNITY BANK
325 Hamilton Avenue
White Plains, New York 10601
Attention: Kenneth A. Martinek, President and CEO

with copies to:

Lazare Potter Giacovas & Kranjac LLP
950 Third Avenue
New York, New York 10022
Attention: Michael E. Cavanaugh, Esq.

Purchaser:

MJ 1353-1355 First Avenue, LLC
c/o Wellington Real Estate, Inc.
403 Fairview Avenue
Westwood, New Jersey

with a copy to:

Pryor Cashman Sherman & Flynn, LLP
410 Park Avenue
New York, NY 10022
Attention: Wayne B. Heicklen, Esq.

Either party may, by notice given pursuant to this Section, change the Person or persons and/or address or addresses, or designate an additional Person or Persons or an additional address or addresses, for its notices, but notice of a change of address shall only be effective upon receipt in accordance with Section 12.9(a) hereof. Seller and Purchaser each agree that it will not refuse or reject delivery of any notice given hereunder, that it will acknowledge, in writing, receipt of the same upon request by the other party and that any notice rejected or refused by it shall be deemed for all purposes of this Agreement to have been received by the rejecting party on the date so refused or rejected, as conclusively established by the records of the U.S. Postal Service or the courier service.

12.10     Waiver.

No waiver shall be effective unless such waiver shall be particularly set forth in writing and signed by the party making the waiver. Any and all written waivers under this Agreement shall be valid only for the particular time and circumstances for which such waiver is given.

12.11     No Recordation.

Purchaser shall not record this Agreement or any memorandum of this Agreement without the prior written consent of Seller. In the event Purchaser shall violate the provisions of this Section 12.11, such violation shall, at Seller's option, constitute a default of the Purchaser under this Agreement entitling Seller to terminate this Agreement and retain the Deposit if not remedied by Purchaser within three (3) business days after receipt of notice from Seller. In the event that Purchaser violates the provisions of this Section 12.11, Purchaser hereby irrevocably appoints Seller and as its attorney-in-fact, coupled with an interest, to execute and record a certificate conclusively terminating this Agreement, which certificate shall be recorded in the office of the City Register, New York County, it being intended that such certificate shall serve to clear any cloud on the title to the Property created by the erroneous or improper recordation of this Agreement.

12.12     Confidentiality.

(a) If for any reason whatsoever this transaction is terminated prior to Closing, all information and documentation delivered to Purchaser by Seller or its agents shall be promptly returned to Seller by Purchaser. Additionally, all such information and documentation, as well as any information otherwise obtained or generated by Purchaser and its consultants, to the extent not now or hereafter in the public domain, is confidential and shall not be disclosed by Purchaser to any party at any time prior to Closing or if this Agreement is terminated in accordance with its terms, other than Purchaser's attorneys, accountant, consultants, and potential or existing lenders, tenants and investors, without Seller's prior written consent or unless required by subpoena or order of a Court or governmental agency. Prior to Closing, Seller and Purchaser agree to maintain in confidence and agree not to disclose the terms and provisions of this Agreement and matters relating to the acquisition of the Property by Purchaser, including, without limitation, the identity of the Purchaser, except as such disclosure may be necessary to attorneys, accountant, consultants, lenders, investors or regulators or judicial order or subpoena. In this regard, Seller and Purchaser each agree to use their good faith efforts to prevent any and all such persons retained by them from disclosing any information to third parties with respect to this transaction, other than as such disclosure may be necessary in connection with the matters expressly set forth hereinabove and with respect to any judicial orders or subpoenas the parties agree to use good faith efforts to secure a judicial order enforcing this confidentiality provision. The provisions of this paragraph (i) shall terminate as to Purchaser and survive as to the Seller after the Closing and (ii) shall terminate as to the Seller and survive as to Purchaser in the event of the termination of this Agreement.

(b) Upon Seller's request, after any termination of this Agreement, Purchaser shall within ten (10) business days return to Seller the files and records that were furnished by Seller to Purchaser in connection with this transaction in the possession or control of Purchaser, and shall use diligent, good faith efforts to cause its consultants, attorneys, lenders and potential investors to do the same. This paragraph shall survive the termination of this Agreement.

12.13 Liability of Seller.

Any and all claims against Seller arising out of or in connection with this Agreement shall be enforceable only against the assets of the Seller. No member, officer, director, shareholder, trustee, employee, investment manager, advisor, or agent of the Seller (and no officer, director, shareholder, trustee, employee, investment manager, advisor or other agent of any such person) shall have any personal liability arising out of or in connection with this Agreement.

12.14 Liability of Purchaser.

Any and all claims against Purchaser arising out of or in connection with this Agreement shall be enforceable only against the assets of the Purchaser. No member, partner, officer, director, shareholder, trustee, employee, investment manager, advisor, or agent of the Purchaser (and no officer, director, shareholder, trustee, employee, investment manager, advisor or other agent of any such person) shall have any personal liability arising out of or in connection with this Agreement.
12.15 Severability.

The provisions of this Agreement are independent of and severable from each other. If any provision hereof or any document or agreement delivered pursuant hereto shall for any reason be held invalid or unenforceable, it is the intent of the parties that such invalidity or unenforceability shall not affect the validity or enforceability of any other provision hereof and that this Agreement shall be construed as if such invalid or unenforceable provision had never been contained herein.

12.16 WAIVER OF JURY TRIAL.

SELLER AND PURCHASER HEREBY KNOWINGLY, IRREVOCABLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT ANY OF THEM MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION,

PROCEEDING OR COUNTERCLAIM BASED ON THIS AGREEMENT, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS AGREEMENT OR ANY DOCUMENT OR INSTRUMENT EXECUTED IN CONNECTION WITH THIS AGREEMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY HERETO. THIS PROVISION IS A MATERIAL INDUCEMENT FOR EACH OF THE PARTIES TO ENTER INTO THIS AGREEMENT.

12.17 Telecopy.

This Agreement may be executed and delivered by telecopy and a telecopy counterpart of this Agreement executed by any party shall constitute, for all purposes, an original document; any party executing this Agreement by telecopy agrees promptly to deliver an executed counterpart of this Agreement but the failure of such party to deliver or of any other party to account for or produce such counterpart shall not affect the binding and enforceable nature of the telecopy counterpart and the telecopy counterpart shall continue to be an original, binding agreement.

12.18 Entire Agreement.

All understandings and agreements heretofore made between the parties are merged in this Agreement. There are no oral promises, conditions, representations, understandings, interpretations or terms of any kind as conditions or inducements to the execution of this Agreement in effect between the parties, except as expressly set forth in this Agreement.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

EXECUTED as of the date first above written.

PURCHASER:
MJ 1353-1355 FIRST AVENUE, LLC,
a New York limited liability company

By: /s/ John J. Jonson
Name: John J. Johnson
Title: Managing Member

SELLER:
NORTHEAST COMMUNITY BANK

By: /s/ Kenneth A. Marinek
Name: Kenneth A. Marinek
Title: Chairman, President and Chief Executive Officer

EXHIBIT LIST

A. -	Permitted Exceptions

B. -	Real Property (Schedule A Description and/or Survey)

C. -	Escrow Agreement

D. -	Bargain and Sale Deed With Covenants

E. -	Promissory Note

F. -	Security Agreement

G. -	Lease

H. -	FIRPTA Affidavit

I. -	Assignment of ZELDA